As filed with the Securities and Exchange Commission on June 4, 2013

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 4, 2013

B&G Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

Item 2.03                         Creation of a Direct Financial Obligation.

On June 4, 2013, B&G Foods issued a press release announcing the closing of our registered public offering of $700.0 million aggregate principal amount of 4.625% senior notes due 2021 at a price to the public of 100% of their face value.  As described in Item 8.01 below, B&G Foods is using the net proceeds from the offering to purchase or redeem all $248.5 million aggregate principal amount of our existing 7.625% senior notes due 2018, to repay $222.2 million aggregate principal amount of tranche B term loans and approximately $40.0 million of revolving loans under our credit agreement, and to pay related premiums, fees and expenses.  B&G Foods intends to use any remaining net proceeds for general corporate purposes, which may include the repayment of indebtedness and the acquisition of assets used or useful in, or the equity of an entity engaged in, our business or a related business.

On June 4, 2013, B&G Foods entered into an indenture between B&G Foods and The Bank of New York Mellon Trust Company, N.A., as trustee and a first supplemental indenture thereto, among B&G Foods, certain subsidiaries of B&G Foods as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the 4.625% senior notes.  Copies of the indenture, the first supplemental indenture and the form of global note for the 4.625% senior notes are filed as Exhibits 4.1, 4.2 and 4.3 to this report and are incorporated herein by reference.

Interest on the 4.625% senior notes is payable on June 1 and December 1 of each year, commencing December 1, 2013.  The 4.625% senior notes will mature on June 1, 2021, unless earlier retired or redeemed as described below.

On or after June 1, 2016, we may redeem some or all of the 4.625% senior notes at a redemption price of 103.469% beginning June 1, 2016 and thereafter at prices declining annually to 100% on or after June 1, 2019.  We may redeem up to 35% of the aggregate principal amount of the 4.625% senior notes prior to June 1, 2016 with the net proceeds from certain equity offerings.  We may also redeem some or all of the 4.625% senior notes at any time prior to June 1, 2016 at a redemption price equal to the make-whole amount set forth in the first supplemental indenture.  In addition, if B&G Foods undergoes a change of control, we may be required to offer to repurchase the 4.625% senior notes at the repurchase price set forth in the first supplemental indenture plus accrued and unpaid interest to the date of repurchase.

B&G Foods’ obligations under the 4.625% senior notes are jointly and severally and fully and unconditionally guaranteed on a senior basis by all of our existing and certain future domestic subsidiaries.  The 4.625% senior notes and the subsidiary guarantees are our and the guarantors’ general unsecured obligations and are effectively junior in right of payment to all of our and the guarantors’ secured indebtedness and to all existing and future indebtedness and other liabilities of our non-guarantor subsidiaries; are pari passu in right of payment to all of our and the guarantors’ existing and future unsecured senior debt; and are senior in right of payment to all of our and the guarantors’ future subordinated debt.  Our foreign subsidiaries are not guarantors, and any future foreign or partially owned domestic subsidiaries will not be guarantors, of the 4.625% senior notes.

The first supplemental indenture governing the 4.625% senior notes contains covenants with respect to us and the guarantors and restricts the incurrence of additional indebtedness and the issuance of capital stock; the payment of dividends or distributions on, and redemption of, capital stock; a number of other restricted payments, including certain investments; creation of specified liens, certain sale-leaseback transactions and sales of certain specified assets; fundamental changes, including consolidation, mergers and transfers of all or substantially all of our assets; and specified transactions with affiliates.  Each of the covenants is subject to a number of important exceptions and qualifications.

The issuance of the 4.625% senior notes has been registered pursuant to B&G Foods’ effective automatic shelf registration statement on Form S-3 (File No. 333-188695), filed with the Securities and Exchange Commission on May 20, 2013, and prospectus supplement, dated May 20, 2013, filed with the Securities and Exchange Commission on May 21, 2013 pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

A copy of the press release announcing the closing of the public offering is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

A copy of the legal opinion of Dechert LLP, relating to the validity of the 4.625% senior notes and subsidiary guarantees issued in the public offering, is filed as Exhibit 5.1 to this report and is filed with reference to, and is hereby incorporated by reference into, the registration statement referred to above.

Item 8.01.  Other Events.

Tender Offer and Consent Solicitation

B&G Foods also announced on June 4, 2013 that we have received and accepted for purchase approximately $218.1 million aggregate principal amount of our outstanding 7.625% senior notes due 2018 validly tendered by 5:00 p.m., New York City time, on June 3, 2013, which was the deadline for holders to submit tenders in order to receive the consent payment in connection with the tender offer.  B&G Foods has received consents from holders of approximately 87.75% of the 7.625% senior notes as of the consent payment deadline.

The consents are sufficient to effect the proposed amendments to the indenture and supplemental indentures governing the 7.625% senior notes as set forth in B&G Foods’ Offer to Purchase and Consent Solicitation Statement dated May 20, 2013 and the related Letter of Transmittal and Consent (which we refer to as the tender offer documents), pursuant to which the tender offer and the consent solicitation are being made.  The proposed amendments eliminate substantially all of the restrictive covenants and certain default provisions contained in the indenture and supplemental indentures for the 7.625% senior notes.  B&G Foods has executed a third supplemental indenture effecting the proposed amendments to the indenture and supplemental indentures.  The third supplemental indenture is binding on the holders of 7.625% senior notes not purchased in the tender offer.  A copy of the third supplemental indenture is filed as Exhibit 4.4 to this report and is incorporated herein by reference.

Notice of Redemption

B&G Foods simultaneously announced on June 4, 2013 that we have irrevocably called for redemption on July 4, 2013 all 7.625% senior notes that remain outstanding after the expiration of the tender offer, at a redemption price equal to 100% of the principal amount of the notes, plus an applicable premium (as defined in the first supplemental indenture relating to the

7.625% senior notes) as of, and accrued and unpaid interest to but excluding, the redemption date.

A copy of the press release announcing the events described in this Item 8.01, which is attached to this report as Exhibit 99.2, is incorporated herein by reference and is furnished pursuant to Item 8.01 and Regulation FD.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

4.1	Indenture, dated as of June 4, 2013, between B&G Foods, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee

4.2

First Supplemental Indenture, dated as of June 4, 2013, among B&G Foods, Inc., B&G Foods North America, Inc., B&G Foods Snacks, Inc., William Underwood Company, and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the 4.625% senior notes due 2021

4.3	Form of 4.625% Senior Note due 2021 (included in Exhibit 4.2)

4.4

Third Supplemental Indenture, dated as of June 4, 2013, among B&G Foods, Inc., B&G Foods North America, Inc., B&G Foods Snacks, Inc., William Underwood Company, and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the 7.625% senior notes due 2018

5.1	Opinion of Dechert LLP, dated June 4, 2013

23.1	Consent of Dechert LLP (included in Exhibit 5.1)

99.1	Press Release dated June 4, 2013

99.2	Press Release dated June 4, 2013, furnished pursuant to Item 8.01 and Regulation FD

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: June 4, 2013	By:	/s/ Scott E. Lerner
Scott E. Lerner
Executive Vice President,
General Counsel and Secretary